UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

622 Broadway New York, New York		10012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

Registrant’s Former Name or Address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2013, Take-Two Interactive Software, Inc. (the “Company”) entered into a Purchase Agreement (the “Repurchase Agreement”) with High River Limited Partnership, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP (collectively, the “Icahn Group”), pursuant to which the Company agreed to repurchase 12,020,744 shares of the Company’s common stock owned by the Icahn Group, at a price per share of $16.93, resulting in an aggregate purchase price of $203,511,195.92 (the “Repurchase Transaction”). The closing of the Repurchase Transaction (the “Closing”) occurred on November 26, 2013. The Repurchase Transaction was approved by the Company’s Board of Directors (the “Board”) following the recommendation of a committee comprised solely of directors not affiliated with the Icahn Group and was funded using available cash and cash equivalents on hand.

The above description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Repurchase Agreement, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02. Pursuant to the terms of the Repurchase Agreement, the Company and the Icahn Group mutually agreed to terminate the Agreement, dated January 20, 2010, among the Company and the Icahn Group (the “2010 Agreement”), effective immediately following the Closing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02. Pursuant to the terms of the Repurchase Agreement, the Company and the Icahn Group agreed and acknowledged that, pursuant to the terms of irrevocable letters of resignation previously delivered by each of Brett Icahn, James Nelson and SungHwan Cho to the Board in connection with the 2010 Agreement, the resignations of Messrs. Icahn, Nelson and Cho from the Board (and, as a result of such resignation, all committees and sub-committees thereof) became effective immediately upon the Closing. In connection with these resignations, the Company appointed existing directors Michael Dornemann and J Moses to serve as members of the Audit Committee of the Board on an interim basis.

Item 8.01 Other Events.

On November 26, 2013, the Company issued a press release announcing the matters set forth in Items 1.01 and 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated November 26, 2013, by and among the Company and the Icahn Group.

99.1	Press Release, dated November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Linda Zabriskie
Name:	Linda Zabriskie
Title:	Vice President, Associate General Counsel and Secretary

Date: November 27, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated November 26, 2013, by and among the Company and the Icahn Group.

99.1	Press Release, dated November 26, 2013.